UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2007

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 21, 2007, drugstore.com, inc. (the “Company”) announced the appointment of Thère du Pont as its senior vice president, operations, and chief financial officer.

Since 1994, Mr. du Pont has served in several key positions with Wawa, Inc., a privately held chain of food markets, including, most recently, as its president and, prior to that, as its executive vice president and chief financial officer. He is a member of the board of directors of the E. I. du Pont de Nemours and Company, a chemical company, where he serves on the audit, compensation, and science and technology committees. He also serves as a trustee of the Children’s Hospital of Philadelphia and the Longwood Foundation. Mr. du Pont received a Bachelor of Science degree in mechanical engineering and a Masters in Business Administration from Stanford University.

Pursuant to an offer letter dated May 15, 2007, a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. du Pont agreed to the following material terms and conditions:

•	Mr. du Pont’s employment as the Company’s senior vice president, operations, and chief financial officer commenced on May 21, 2007.

•

Mr. du Pont will receive an initial annual salary of $300,000. During 2007, he will be eligible to receive a pro-rated annual target bonus of 0% to 75% of his annual salary, based on the achievement of pre-determined performance objectives. His bonus compensation for subsequent years will be determined by the Company’s board of directors and chief executive officer.

•

In connection with the commencement of his employment, Mr. du Pont will be granted an option to purchase 750,000 shares of Company common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the grant date. The option will vest over four years, with 20% vesting six months after the start date of his employment and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter.

•

The Company will indemnify Mr. du Pont and provide him with coverage under the Company’s directors’ and officers’ insurance policy with respect to his service as an officer of the Company, to the same extent provided to the Company’s other officers.

•	The Company will cover $50,000 in moving expenses for Mr. du Pont and his family.

The foregoing description of Mr. du Pont’s offer letter is qualified in its entirety by reference to the provisions of the offer letter.

In addition, Mr. du Pont entered into a change of control agreement with the Company, a copy of which is attached as Exhibit 10.2 to this current report, and pursuant to which Mr. du Pont’s option described above will vest in full in the event that the Company terminates his employment without cause or he terminates his employment for good reason within one year of a change of control of the Company. In addition, following any such termination, he will have a period of up to six months in which to exercise his options, provided that any options not exercised on or prior to the date of his termination of employment will terminate as follows: 50% will terminate three months after his termination, and the remaining 50% will terminate six months after his termination.

For purposes of the change of control agreement, “change of control” shall mean:

•

Consummation of a reorganization, exchange of securities, merger or consolidation involving the Company (each, a “Business Combination”), unless immediately following such Business Combination, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from or effecting such Business Combination and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners of the outstanding common stock of the Company immediately prior to such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination, and (ii) at least a majority of the members of the board of directors of the corporation resulting from or effecting such Business Combination were (or were approved by a majority of) the “incumbent directors” (as defined in the change of control agreement) at the time of the execution of the initial agreement or action of the board providing for such Business Combination;

•

Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company; or

•	Acquisition by a person of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record).

For purposes of the change of control agreement, “cause” shall mean:

•

A clear refusal to carry out any of his material lawful duties or any directions of the board, all reasonably consistent with the duties of his position, provided the Executive has been given reasonable notice and opportunity to correct any such failure;

•	Violation of a state or federal criminal law involving the commission of a crime against the Company or any of its subsidiaries;

•

Deception, fraud, misrepresentation or dishonesty by the Executive, or any incident materially compromising his reputation or ability to represent the Company with investors, customers or the public; or

•	Unauthorized use or disclosure of confidential information or trade secrets.

For purposes of the change of control agreement, “good reason” shall mean any of the following uncured events:

•

The assignment of any duties materially inconsistent with his title, position, authority, duties or responsibilities held, exercised and assigned at anytime during the 90-day period immediately preceding the change of control or any other action by the Company that results in a material diminution in such title, position, authority, duties or responsibilities;

•

The Company’s requiring Mr. du Pont to be based at any office or location other than the office or location where he was based immediately prior to the change of control or at any other place within a 35-mile radius of such location (except for reasonably required travel); or,

•	Any other material violation of any provision of the change of control agreement by the Company.

The foregoing description of Mr. du Pont’s change of control agreement is qualified in its entirety by reference to the provisions of the agreement.

Item 7.01	Regulation FD Disclosure

On May 21, 2007, drugstore.com, inc. issued a press release announcing Mr. du Pont’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Offer letter dated May 15, 2007.

10.2	Change of Control Agreement dated May 21, 2007.

99.1	Press release date May 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

Date: May 21, 2007